UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2007

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5900 Lake Ellenor Drive, Orlando, Florida 32809

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The Company issued a news release dated March 20, 2007, entitled “Darden Restaurants Reports Third Quarter Results; Declares Dividend of 23 Cents Per Share,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blaine Sweatt, III, 59, Executive Vice President and President, New Business and a director of the Company, informed the Board of Directors on March 15, 2007 that he will retire as Executive Vice President and President, New Business and director effective May 27, 2007. After May 27, 2007, he will remain employed by the Company until June 30, 2007.

The Company issued a news release dated March 20, 2007 with further information about this change, entitled “Darden Restaurants’ Acclaimed Concept Developer to Retire – Company Appoints New Seasons 52® Leader,” a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Company also approved awards to Mr. Sweatt in connection with a Special Project Bonus Program – Seasons 52 agreement with Mr. Sweatt dated June 16, 2006 (“Agreement”), that was previously disclosed in the Company’s Current Report on Form 8-K filed June 20, 2006 (“2006 Form 8-K”). The development of new restaurant concepts is an important component of the Company’s long-term growth strategy, and the compensation structure for key employees in this area is designed to provide long-term incentives for achieving successful results. The Agreement provided that the Company’s Board of Directors would review the Seasons 52 restaurant concept, and if determined to be financially viable, the Compensation Committee of the Board would then approve cash payments for Mr. Sweatt in an aggregate amount not to exceed $2,831,050, and restricted stock (or cash, stock equivalents or other form of current compensation of comparable value for the restricted stock awards) valued at 50% of the amount of the cash payments. A copy of the Agreement was filed as Exhibit 10(j) to the 2006 Form 8-K and is incorporated by reference in this report, and the foregoing summary is qualified in its entirety by reference thereto.

In accordance with the terms of the Agreement, on March 15, 2007 the Company’s Board of Directors determined that Seasons 52 was a financially viable restaurant concept, and on March 16, 2007 the Company’s Compensation Committee approved the payment to Mr. Sweatt of $2,831,050 cash and the award to Mr. Sweatt of Special Project Performance Stock Units (“PSUs”) valued at approximately $1,415,525. The cash award will be paid on or before August

31, 2007. The PSUs will be granted effective with the regular meeting of the Company’s Compensation Committee and Board of Directors in June 2007 at which the Company’s other annual equity grants are approved, with the number of PSUs to be determined, according to the Company’s established protocol, by dividing the PSU award value by the discounted average stock price of the Company’s common stock for the fiscal month immediately preceding the date of grant. The PSUs will be in the form previously filed as Exhibit 10(x) to the Company’s Form 10-K for the fiscal year ended May 28, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated March 20, 2007, entitled “Darden Restaurants Reports Third Quarter Results; Declares Dividend of 23 Cents Per Share.”

99.2	Press Release dated March 20, 2007, entitled “Darden Restaurants’ Acclaimed Concept Developer to Retire – Company Appoints New Seasons 52 Leader.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.
By:	/s/ Paula J. Shives
Paula J. Shives Senior Vice President, General Counsel and Secretary

Date: March 20, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated March 20, 2007, entitled “Darden Restaurants Reports Third Quarter Results; Declares Dividend of 23 Cents Per Share.”

99.2	Press Release dated March 20, 2007, entitled “Darden Restaurants’ Acclaimed Concept Developer to Retire – Company Appoints New Seasons 52 Leader.”

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